EXHIBIT 23.1

                        INDEPENDENT AUDITORS' CONSENT


Alexander & Baldwin, Inc.:

We consent to the incorporation by reference in this Registration Statement of Alexander & Baldwin, Inc. and its subsidiaries on Form S-8 of our report dated January 22, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Alexander & Baldwin, Inc. and its subsidiaries for the year ended December 31, 1997.


/s/ Deloitte & Touche LLP

December 18, 1998